Exhibit 3.1(a)

RESTATED CERTIFICATE OF INCORPORATION

OF

OMADA HEALTH, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Omada Health, Inc. a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Omada Health, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 25, 2011 under the name Omada Health, Inc.

SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Omada Health, Inc.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 3500 South Dupont Highway in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A. Authorization of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, common stock and preferred stock. The total number of shares that this corporation is authorized to issue is 296,989,139. The total number of shares of common stock authorized to be issued is 176,300,000, par value $0.001 per share (the “Common Stock”). The total number of shares of preferred stock authorized to be issued is 120,689,139, par value $0.001 per share (the “Preferred Stock”), 12,027,426 of which shares are designated as “Series A Preferred Stock”, 19,724,378 of which shares are designated as “Series B Preferred Stock”, 15,385,707 of which shares are designated as “Series C Preferred Stock”, 13,357,797 of which shares are designated as “Series C-1 Preferred Stock”, 22,330,212 of which shares are designated as “Series D Preferred Stock”, 4,503,601 of which shares are designated as “Series D-1 Preferred Stock” and 33,360,018 of which shares are designated as “Series E Preferred Stock”.

B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions.

(a) The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior to and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Payments of any dividends to the holders of each such series of Preferred Stock shall be paid pro rata, on an equal priority, pari passu basis according to their respective dividend preferences as set forth herein. Such dividends shall not be mandatory or cumulative and no rights or interest shall accrue to the holders of the Preferred Stock by reason of the fact that this corporation shall fail to declare or pay dividends on the Preferred Stock in the amount of the respective annual Dividend Rate for each such series or in any other amount in any calendar year or any fiscal year of the corporation, whether or not the earnings of this corporation in any calendar year or fiscal year were sufficient to pay such dividends in whole or in part. The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of at least fifty-two percent (52%) of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis). For purposes of this subsection 1(a), “Dividend Rate” shall mean $0.0321 per annum for each share of Series A Preferred Stock, $0.071 per annum for each share of Series B Preferred Stock, $0.1897 per annum for each share of Series C Preferred Stock, $0.2245 per annum for each share of Series C-1 Preferred Stock, $0.3022 per annum for each share of Series D Preferred Stock, $0.3597 per annum for each share of Series D-1 Preferred Stock and $0.3597 per annum for each share of Series E Preferred Stock (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, reorganizations, reclassifications or the like with respect to such series of Preferred Stock).

(b) After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then effective conversion rate.

2. Liquidation Preference.

(a) In the event of any Liquidation Event (as defined below), either voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive out of the proceeds or assets of this corporation available for distribution to its stockholders (the “Proceeds”), prior and in preference to any distribution of the Proceeds of such Liquidation Event to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for such series of Preferred Stock, plus declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed pro rata, on an equal priority, pari passu basis among the holders of the Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection (a). For purposes of this Restated Certificate of Incorporation, “Original Issue Price” shall mean $0.5342 per share for each share of the Series A Preferred Stock, $1.1828 per share for each share of Series B Preferred Stock, $3.1631 per share for each share of Series C Preferred Stock, $3.7423 per share for each share of Series C-1 Preferred Stock, $5.0365 per share for each share of Series D Preferred Stock, $5.9952 per share for each share of Series D-1 Preferred Stock and $5.9952 per share for each share of Series E Preferred Stock (in each case, as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, reorganizations, reclassifications or the like with respect to such series of Preferred Stock).

(b) Upon completion of the distribution required by subsection (a) of this Section 2, all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each.

(c) Notwithstanding the above, for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, taking into consideration any distribution of proceeds pursuant to Section 2(e) below, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Common Stock.

(d) Liquidation Events.

(i) For purposes of this Section 2, a “Liquidation Event” shall include (A) the closing of the sale, transfer, exclusive license or other disposition, in one transaction or a series of related transactions, of all or substantially all of this corporation’s and its subsidiaries assets, taken as a whole, (B) the consummation of the merger or consolidation of this corporation with or into another entity, except any merger or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold a majority of the voting power of the capital stock of this corporation or the surviving or acquiring entity, (or, if the surviving or acquiring entity is a wholly owned subsidiary of another party immediately following such merger or consolidation, the parent entity of such surviving or acquiring entity), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity) or (D) a liquidation, voluntary or involuntary dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by (i) the vote or written consent of the holders of at least fifty-two percent (52%) of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis) and (ii) with respect to the Series E Preferred Stock only, the vote or written consent of the holders of a majority of the outstanding shares of Series E Preferred Stock, voting separately as a single class (the “Series E Majority”).

(ii) In any Liquidation Event, if Proceeds received by this corporation or its stockholders are other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of at least fifty-two percent (52%) of the voting power of all then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis).

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A) (1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of at least fifty-two percent (52%) of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis).

(C) The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the stockholders under the General Corporation Law and Section 6 of this Article IV(B), be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii) In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A) cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

(iv) This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt written notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of Preferred Stock that represent at least fifty-two percent (52%) of the voting power of all then outstanding shares of such Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis).

(e) Allocation of Contingent Consideration. In the event of a deemed Liquidation Event pursuant to subsection 2(d)(i), if any portion of the consideration payable to this corporation or to the stockholders of this corporation is placed into an escrow and/or is payable to this corporation or to the stockholders of this corporation subject to contingencies (collectively, “Contingent Consideration”), the definitive agreement with respect to such deemed Liquidation Event shall provide that the portion of such consideration that is not placed into an escrow and is not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of this corporation in accordance with Sections 2(a) and 2(b) as if the Initial Consideration were the only consideration payable in connection with such deemed Liquidation Event and any Contingent Consideration that becomes payable to the corporation or to the stockholders of this corporation upon release from escrow or satisfaction of contingencies shall be allocated among the stockholders of this corporation in accordance with Sections 2(a) and 2(b) after taking into account the previous payment of the Initial Consideration as part of the same transaction, and recalculating whether any deemed conversion of the Preferred Stock to Common Stock, as provided in Section 2(c) above would have been economically rational based upon the aggregate amount of the Initial Consideration plus all Contingent Consideration which becomes payable to the stockholders of this corporation upon release from escrow or satisfaction of contingencies.

3. Redemption. The Preferred Stock is not redeemable at the option of the holder.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert. Each share of Preferred Stock shall be convertible; at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the applicable Original Issue Price for such series of Preferred Stock by the applicable Conversion Price for such series of Preferred Stock (the conversion rate for a series of Preferred Stock into Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for each series of Preferred Stock shall be the Original Issue Price applicable to such series; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d).

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) immediately prior to the closing of this corporation’s sale of its Common Stock at a price of at least $5.9952 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), where the public offering price of which was not less than $75,000,000 in the aggregate (less underwriting discounts and commissions) to this corporation and in connection with such offering, the Common Stock is listed for trading on the Nasdaq Stock Market or the New York Stock Exchange (a “Qualified Public Offering” ) or (ii) the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of at least fifty-two percent (52%) of the then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as converted basis); provided, that no shares of Series D Preferred Stock shall be converted pursuant to this clause (ii) unless the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting separately as a single class, vote or provide a written consent or agreement in favor of such conversion. Notwithstanding the foregoing, other than a conversion pursuant to clause (ii) in connection with and immediately prior to the closing of a sale of this corporation’s shares of Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act that is not a Qualified Public Offering which occurs after the date that is twenty-four (24) months after the date upon which this Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), (A) no shares of Series C Preferred Stock or Series C-1 Stock shall be converted pursuant to this clause (ii) unless the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock and Series C-1 Preferred Stock, voting together as a single class on an as converted basis, vote or provide a written consent or agreement in favor of such conversion, and (B) no shares of Series E Preferred Stock shall be converted pursuant to this clause (ii) unless the Series E Majority vote or provide a written consent or agreement in favor of such conversion.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, (i) issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert irrespective of the surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with Automatic Conversion provisions of subsection 4(b)(ii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder vote or written consent or agreement approving such conversion, and the persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Common Stock as of such date.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i)

(A) If this corporation shall issue, on or after the Filing Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to a series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause) be adjusted to a price (calculated to the nearest one-thousandth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Additional Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this Section 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Common Stock, (2) Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Common Stock issuable upon exercise of outstanding stock options and (4) Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants and other convertible securities. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable. In the event that this corporation issues or sells, or is deemed to have issued or sold, shares of Additional Stock that results in an adjustment to a Conversion Price pursuant to the provisions of this Section 4(d) (the “First Dilutive Issuance”), and this corporation then issues or sells, or is deemed to have issued or sold, shares of Additional Stock in a subsequent issuance other than the First Dilutive Issuance that would result in further adjustment to a Conversion Price (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price for each series of Preferred Stock shall be reduced to the applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(B) No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one-tenth of one cent per share. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C) In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D) In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii) “Additional Stock” shall mean any shares of Common Stock or Preferred Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than:

(A) Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(B) Shares of Common Stock (and/or options or warrants therefor) issued to employees, directors, consultants or other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements, or increases of securities reserved for issuance pursuant to such plans or agreements, approved by the Board of Directors (which approval shall include at least two affirmative votes from among the Preferred Directors (as defined below) then in office (provided that if the Preferred Directors then in office, as a group, are entitled to cast fewer than two votes thereon, such approval need include only one affirmative vote from among the Preferred Directors));

(C) Common Stock issued pursuant to a Qualified Public Offering;

(D) Common Stock or Preferred Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

(E) Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, which issuance is approved by the Board of Directors (which approval shall include at least two affirmative votes from among the Preferred Directors then in office (provided that if the Preferred Directors then in office, as a group, are entitled to cast fewer than two votes thereon, such approval need include only one affirmative vote from among the Preferred Directors));

(F) Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 4(d);

(G) Common Stock issued upon conversion of the Preferred Stock;

(H) Up to 8,627,986 shares of Common Stock or Preferred Stock (and/or options or warrants therefor) issued (i) to entities or persons in connection with joint ventures, sales or purchases of assets, development projects, or other strategic transactions or (ii) pursuant to any lease, banking or financing arrangement, equipment leasing arrangement or debt financing arrangement, or other arrangement involving providers of goods and services to this corporation, which, in cases of the matters addressed in both (i) and (ii), such arrangement is approved by the Board of Directors (which approval shall include at least two affirmative votes from among the Preferred Directors then in office (provided that if the Preferred

Directors then in office, as a group, are entitled to cast fewer than two votes thereon, such approval need include only one affirmative vote from among the Preferred Directors)) and is primarily for non-equity financing purposes; or

(I) Securities issued as a dividend or distribution on Preferred Stock.

(iii) In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 4(d)(i)(E).

(iv) If the number of shares of Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

(f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Common Stock to be issued to particular stockholders, shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(h) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall mail to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate of Incorporation.

(j) Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series A Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of at least fifty-five percent (55%) of the shares of Series A Preferred Stock then outstanding (voting as a separate series). Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series B Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the shares of Series B Preferred Stock then outstanding (voting as a separate series). Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series C Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock (voting as a separate series). Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series C-1 Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series C-1 Preferred Stock (voting as a separate series). Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series D Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the then outstanding shares of Series D Preferred Stock (voting as a separate series). Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series D-1 Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent of the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock (voting as a separate series). Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of the Series E Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent of the Series E Majority. Any such waiver shall bind all future holders of such shares of Preferred Stock.

5. Voting Rights.

(a) General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and except as provided by law, shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b) Voting for the Election of Directors. As long as at least twenty percent (20%) of the shares of Series A Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, reorganizations, reclassifications or the like), the holders of at least fifty-five (55%) of the outstanding Series A Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series A Director”). As long as at least twenty percent (20%) of the shares of Series B Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, reorganizations, reclassifications or the like), the holders of a majority of the outstanding Series B Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series B Director”). As long as at least twenty percent (20%) of the shares of Series C Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, reorganizations, reclassifications or the like), the holders of at least sixty percent (60%) of the then outstanding shares of Series C Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series C Director”). As long as at least twenty-five percent (25%) of the shares of Series C-1 Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, reorganizations, reclassifications or the like), the holders of a majority of the outstanding Series C-1 Preferred Stock shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series C-1 Director”). As long as at least twenty-five percent (25%) of the shares of Series E Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations, reorganizations, reclassifications or the like), the Series E Majority shall be entitled to elect one (1) director of this corporation at any election of directors (the “Series E Director”, and, together with the Series A Director, the Series B Director, the Series C Director and the Series C-1 Director, the “Preferred Directors”). The holders of outstanding Common Stock shall be entitled to elect three (3) directors of this corporation at any election of directors. The holders of Preferred Stock and Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock or all the holders of all shares voting together, the holders of shares of such class or series may override the Board of Director’s action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders in accordance with that certain Amended and Restated Voting Agreement by and among the Company, certain holders of Preferred Stock listed on Schedule A attached thereto and certain holders of Common Stock listed on Schedule B attached thereto, dated on or about the date of the Filing Date. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

The right of any series of Preferred Stock to appoint a director pursuant to this Article IV(B)(5)(b) may be amended only with the approval of the holders of a majority of the then outstanding shares of such series of Preferred Stock; provided that no amendment to the right to appoint the Series A Director may be made without the approval of the holders in the aggregate of at least fifty-five percent (55%) of the then outstanding shares of Series A Preferred Stock.

6. Class Protective Provisions. So long as at least twenty percent (20%) of the shares of Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations. reorganizations, reclassifications or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) without (in addition to any other vote required by law or the Restated Certificate of Incorporation) first obtaining the approval (by vote or written consent, as provided by law), of the holders of at least fifty-two percent (52%) of the then outstanding shares of Preferred Stock voting together as a single class and on as-converted-to Common Stock basis:

(a) consummate a Liquidation Event or effect any other merger or consolidation or consent to or approve any transaction by this corporation or its stockholders regarding a transfer or license of this corporation’s intellectual property outside of the ordinary course of business;

(b) amend, alter or repeal any provision of this corporation’s Restated Certificate of Incorporation or Bylaws;

(c) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Common Stock or Preferred Stock or designated shares of any series of Preferred Stock;

(d) authorize or issue any equity security (including any other security convertible into, or exercisable for any such equity security) having a preference over, or being on a parity with, any series of Preferred Stock outstanding with respect to dividends, liquidation or redemption;

(e) redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(f) pay or declare any dividend on any shares of capital stock of this corporation other than dividends payable on the Common Stock solely in the form of additional shares of Common Stock;

(g) increase or decrease the authorized number of directors of this corporation;

(h) create any new stock plan or increase the number of shares reserved for grant under this corporation’s 2011 Stock Plan;

(i) authorize or incur any indebtedness in excess of $1,000,000 unless such debt is approved by the Board of Directors;

(j) authorize any action that (i) results in this corporation holding capital stock in any entity that is not wholly owned by this corporation or (ii) transfers any capital stock of any subsidiary of this corporation, or permits any subsidiary to license or otherwise dispose of all or substantially all of the assets of any such subsidiary, in either case, other than to another direct or indirect wholly-owned subsidiary;

(k) authorize any action that results in this corporation issuing equity to acquire all or substantially all of the equity of another entity or all or substantially all of the assets of another entity and this corporation’s equity so issued exceeds ten percent (10%) of the shares of this corporation’s outstanding stock immediately prior to such transaction (calculated on a fully diluted basis); or

(l) authorize any transaction in which any of this corporation’s directors is interested, unless such transaction is approved by a majority of the directors who are not interested in such transaction.

7. Additional Provisions.

(a) Series A Protective Provisions. So long as at least twenty percent (20%) of the shares of Series A Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations. reorganizations, reclassifications or the like), this corporation shall not amend, alter or repeal any provision of this corporation’s Restated Certificate of Incorporation or Bylaws in a manner that would adversely affect the rights, preferences or privileges of the Series A Preferred Stock but shall not so adversely affect the rights, preferences, and privileges of all other series of Preferred Stock in the same manner without (in addition to any other vote required by law or the Restated Certificate of Incorporation) first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty-five percent (55%) of the then outstanding shares of Series A Preferred Stock. For purposes of this section only, an amendment to this corporation’s Restated Certificate of Incorporation to increase the number of authorized shares of Series A Preferred Stock that does not also effect an increase in the number of authorized shares of the other series of Preferred Stock shall be deemed to constitute an adverse effect to the rights, preferences or privileges of the Series A Preferred Stock that does not so adversely affect the rights, preferences, and privileges of the other series of Preferred Stock in the same manner.

(b) Series D Protective Provisions. So long as at least twenty percent (20%) of the shares of the Series D Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations. reorganizations, reclassifications or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) do any of the following without (in addition to any other vote required by law or the Restated Certificate of Incorporation) first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series D Preferred Stock, voting separately as a single class:

(i) amend, alter or repeal any provision of this corporation’s Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or special rights of the Series D Preferred Stock but shall not also adversely affect the powers, preferences or special rights of all other series of Preferred Stock;

(ii) increase the total number of authorized shares of, or issue additional shares of, the Series D Preferred Stock;

(iii) purchase or redeem or pay any dividend or make any distribution on, any shares of Preferred Stock or Common Stock prior to such purchases, redemptions or dividends to the Series D Preferred Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(iv) reclassify, alter or amend the terms of any existing security of this corporation that is pari passu with the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of this corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to the Series D Preferred Stock with respect to such preferences;

(v) reclassify, alter or amend the terms of any existing security of this corporation that is junior to the Series D Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of this corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D Preferred Stock with respect to such preferences; or

(vi) amend this Section 7(b).

(c) Series D-1 Protective Provisions. So long as at least twenty percent (20%) of the shares of the Series D-1 Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations. reorganizations, reclassifications or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) do any of the following without (in addition to any other vote required by law or the Restated Certificate of Incorporation) first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series D-1 Preferred Stock, voting separately as a single class:

(i) amend, alter or repeal any provision of this corporation’s Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or special rights of the Series D-1 Preferred Stock but shall not also adversely affect the powers, preferences or special rights of all other series of Preferred Stock;

(ii) increase the total number of authorized shares of, or issue additional shares of, the Series D-1 Preferred Stock;

(iii) purchase or redeem or pay any dividend or make any distribution on, any shares of Preferred Stock or Common Stock prior to such purchases, redemptions or dividends to the Series D-1 Preferred Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(iv) reclassify, alter or amend the terms of any existing security of this corporation that is pari passu with the Series D-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of this corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to the Series D-1 Preferred Stock with respect to such preferences;

(v) reclassify, alter or amend the terms of any existing security of this corporation that is junior to the Series D-1 Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of this corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series D-1 Preferred Stock with respect to such preferences; or

(vi) amend this Section 7(c).

(d) Series E Protective Provisions. So long as at least twenty percent (20%) of the shares of the Series E Preferred Stock originally issued remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations. reorganizations, reclassifications or the like), this corporation shall not (by amendment, merger, consolidation or otherwise) do any of the following without (in addition to any other vote required by law or the Restated Certificate of Incorporation) first obtaining the approval (by vote or written consent, as provided by law) of the Series E Majority:

(i) amend, alter, repeal or waive any provision of this corporation’s Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the powers, preferences or special rights of the Series E Preferred Stock but shall not also adversely affect the powers, preferences or special rights of all other series of Preferred Stock;

(ii) purchase or redeem (or pay into or set aside for a sinking fund for such purpose), or pay any dividend or make any distribution on, any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the termination of employment or service or pursuant to a right of first refusal;

(iii) increase or decrease the total number of authorized shares of, or issue additional shares of, the Series E Preferred Stock (other than issuances pursuant to that certain Series E Preferred Stock Purchase Agreement, dated on or about the Filing Date, among this corporation and the investors listed therein);

(iv) consummate a Liquidation Event within twenty four (24) months after the Filing Date unless the per share consideration payable the holders of Series E Preferred Stock with respect to each share of Series E Preferred Stock in connection with such Liquidation Event (inclusive of any future earn-out payments, milestone payments, escrows, holdbacks or other contingent payments) is equal to at least the Original Issue Price for the Series E Preferred Stock;

(v) reclassify, alter or amend the terms of any existing security of this corporation that is pari passu with the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of this corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to the Series E Preferred Stock with respect to such preferences;

(vi) reclassify, alter or amend the terms of any existing security of this corporation that is junior to the Series E Preferred Stock in respect of the distribution of assets on the liquidation, dissolution or winding up of this corporation or the payment of dividends, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series E Preferred Stock with respect to such preferences; or

(vii) amend this Section 7(d).

8. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

9. Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law, or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.

C. Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of this corporation, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3. Redemption. The Common Stock is not redeemable at the option of the holder.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Restated Certificate of Incorporation or pursuant to the General Corporation Law.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number of shares of Common Stock into which Preferred Stock and stock options then outstanding are convertible or exercisable) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

ARTICLE V

Except as otherwise provided in this Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by Statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

Subject to Article IV of this Restated Certificate of Incorporation, the number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.

Except as otherwise provided by this Restated Certificate of Incorporation or the General Corporation Law, the business and affairs of this corporation shall be managed by or under the direction of the Board of Directors. On each question or matter presented to the Board of Directors (or any committee thereof or any subcommittee of any such committee), each director shall be entitled to one vote; provided that, notwithstanding anything to the contrary set forth herein or otherwise, (i) the Series C-1 Director shall have no vote on any Conflict Matter (as defined in the Amended and Restated Voting Agreement, dated on or about the Filing Date (the “Voting Agreement”), by and among this corporation and the Stockholders (as defined therein) party thereto, as the same may be amended, modified, supplemented and/or restated from time to time, a copy of which is on file with the books and records of this corporation) presented to the Board of Directors (or any committee thereof or any subcommittee of any such committee) and (ii) with respect to any Conflict Matter, every reference in the General Corporation Law, this Certificate of Incorporation, the Bylaws or any other agreement, document or other instrument governing the internal affairs of this corporation (including, without limitation, any resolutions or other instruments adopted by the Board of Directors or any committee thereof establishing or governing any committee of the Board of Directors or any subcommittee of any such committee) to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of the directors, excluding the Series C-1 Director. For so long as the provisions of the Voting Agreement relating to the nomination of the Series C-1 Director remain in effect, in addition to any greater or additional vote required by this Restated Certificate of Incorporation or applicable law, any amendment to or modification of this paragraph, or the adoption of any provision inconsistent herewith, shall require for its approval the affirmative vote of the holders of a majority of the outstanding Common Stock, voting as a single class, which majority must include the holders of Common Stock constituting a Common Majority (as defined in the Voting Agreement).

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification,

ARTICLE XII

This corporation renounces any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, an Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of this corporation who is not an employee of this corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of this corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of this corporation.

ARTICLE XIII

In connection with repurchases by this corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Section 500 of the California Corporations Code shall not apply in all or in part with respect to such repurchases. In the case of any such repurchases, distributions by the corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms are defined in Section 500(b) of the California Corporations Code.

ARTICLE XIV

Unless this corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of this corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of this corporation to this corporation or this corporation’s stockholders, including without limitation a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law or the Restated Certificate of Incorporation or Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim related to or involving this corporation that is governed by the internal affairs doctrine.

Unless this corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act and the rules and regulations promulgated thereunder.

Nothing in this Restated Certificate of Incorporation shall preclude stockholders that assert claims under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from bringing such claims in federal court to the extent that the Exchange Act confers exclusive federal jurisdiction over such claims, subject to applicable law.

For the avoidance of doubt, the provisions of this Article XIV are intended to benefit and may be enforced by this corporation, its officers and directors, the underwriters of, or financial advisors in connection with, any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this corporation shall be deemed to have notice of and consented to the provisions of this Article XIV. * * *

THIRD: The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH: That said Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 21st day of December, 2021.

/s/ Sean Duffy
Sean Duffy
Chief Executive Officer